UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

On June 5, 2024, the Board of Directors of SeaStar Medical Holding Corporation (“the Company”) approved a 1-for-25 reverse stock split of the Company's common stock (the "Reverse Split"). The Company's stockholders duly approved the Reverse Split at a Special Meeting of Stockholders on September 6, 2023. The Reverse Split is effective as of 5:00 p.m. Eastern Standard Time on June 7, 2024, and the Company's shares of common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market on June 10, 2024 under the same symbol "ICU". .All stock options and warrants of the Company outstanding immediately prior to the Reverse Split will be proportionally adjusted.

As a result of the Reverse Split, every 25 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.0001 per share. The Company will not issue any fractional shares in connection with the Reverse Split. Instead, the number of shares will be rounded up to the next whole number. The Reverse Split will not modify the rights or preferences of the common stock. Immediately after the Reverse Split becomes effective, there will be approximately 3.1 million shares of common stock issued and outstanding.

The Company has appointed its transfer agent, Colonial Stock Transfer Company, Inc., to act as exchange agent for the reverse stock split. Stockholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to brokers' particular processes.

Item 5.03 Amendments to Articles of Incorporation

In connection with the Reverse Split described in Item 3.03 of this Form 8-K, the Company filed the Second Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company with the Delaware Department of State, Division of Corporations on June 7, 2024 (the “Amended Charter”) and the Amended Charter became effective on June 7, 2024. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation
99.1	Press Release dated June 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	June 7, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer